SCHEDULE 1 OF

DISTRIBUTION AGREEMENT
PROTECTIVE LIFE INSURANCE COMPANY
 AND INVESTMENT DISTRIBUTORS, INC.

Effective July 1, 2012
SEPARATE ACCOUNTS AND CONTRACTS
COVERED BY AGREEMENT

Separate Account	Contracts
Protective Variable Annuity Separate Account	Protective Variable Annuity
Elements Classic
Elements Access
Elements Plus
Protective Advantage
Protective Variable Annuity II
Mileage Credit
ProtectiveValues
ProtectiveValues Advantage
ProtectiveValues Access
Protective Rewards B2A
Rewards II
Protective Access
Protective Elite
Protective Access XL
Protective Dimensions (starting 12/1/11)
Protective Variable Annuity 2012

Protective Variable Life Separate Account	Premiere I
Executive
Premiere II
Premiere II 2003
Transitions
Single Premium Plus
Survivor
Provider
Preserver Preserver II
Protector
Premiere III
First Variable Annuity Fund E	Capital No Load VA
Capital Five VA
Capital Six VA

Separate Account VL of First Variable Life Insurance Company	Capital Estate Builder VUL
Capital Solutions VUL
Capital One Pay VL

First Variable Annuity Fund A	Individual Variable Annuity Policies

United Investors Advantage Gold Variable Account	Advantage Gold Deferred Variable Annuity
United Investors Life Variable Account	Advantage I VUL
United Investors Annuity Variable Account	Advantage II Variable Annuity
United Investors Universal Life Variable Account	Advantage Plus VUL

Titanium Annuity Variable Account	Titanium Investor VA
Titanium Universal Life Variable Account	Titanium Investor VUL
RetireMAP Variable Account	RetireMAP VA

PROTECTIVE LIFE INSURANCE COMPANY

By:  _/s/ Kathleen D. Britton_________________
Name:  Kathleen D. Britton
Title:    Vice President, Life and Annuity Division
Date:    June 29, 2012

INVESTMENT DISTRIBUTORS, INC.

By:  __/s/ Edwin V. Caldwell  _______________
Name:  Edwin V. Caldwell
Title:    President
Date:    June 29, 2012